Exhibit 99.1

             Plumtree Software Announces Second Quarter 2005 Results

    SAN FRANCISCO--(BUSINESS WIRE)--Aug. 8, 2005--Plumtree Software (Nasdaq:PLUM) today announced results for its second quarter ended June 30, 2005. Revenue for the second quarter of 2005 calculated in accordance with Generally Accepted Accounting Principles (GAAP) was $20.9 million and non-GAAP revenue for the second quarter of 2005 was $22.5 million. This compared to $24.6 million for GAAP and non-GAAP revenue for the first quarter of 2005 and $19.5 million for GAAP and non-GAAP revenue for the comparable quarter last year, representing an 8.6% revenue decrease from the first quarter of 2005, and a 15.4% increase over the second quarter of 2004. Net loss for the second quarter of 2005 calculated in accordance with GAAP was $2.2 million, or $0.07 per share, compared to net income of $259,000, or $0.01 per share, for the first quarter of 2005 and a net loss of $3.7 million, or $0.12 per share, for the second quarter of 2004. Non-GAAP net loss for the second quarter of 2005 was $378,000, or $0.01 per share, compared to non-GAAP net income of $307,000, or $0.01 per share, for the first quarter of 2005 and non-GAAP net loss of $2.7 million, or $0.09 per share, for the second quarter of 2004.
    Non-GAAP revenue excludes the effect of the contingent contract reserve of $1.5 million recorded in the three months ended June 30, 2005 related to issues with the "Price Reductions" clause in our U.S. General Services Administration (GSA) contract.
    Non-GAAP net income (loss) excludes charges for contingent contract reserve, amortization of stock-based compensation, amortization of acquired technology, charges related to restructuring, and assumes an effective tax rate of 30% on net income (loss), if any. A reconciliation of these non-GAAP results to GAAP results is included in the financial tables below.
    As of June 30, 2005, Plumtree's cash, cash equivalents and short-term investments were $68.0 million, an increase of approximately $800,000 from $67.2 million on March 30, 2005. Plumtree has no long-term debt.
    "Our second quarter performance is the direct result of our inability to close a handful of deals by the end of the quarter. While we are disappointed with the short term impact on our results, we anticipate that a number of these deals will close shortly, including one which has closed since June 30," said John Kunze, CEO of Plumtree. "Demand for our Integrated Activity Management collaborative applications remains strong."

    Second Quarter Highlights

    2005 second quarter highlights include:

    Customer Success: Plumtree signed 66 total license deals this quarter, adding 20 new customers, including Osiptel, Tyco Electronics Corporation, Organismo Supervisor de la Inversion en Energia, Conservation International, Defense Advanced Research Products Agency (DARPA), NHS 24 Scotland, State of Wisconsin, King & Spalding LLP, Columbia University, FBL Financial Group, TEPPCO GP, Inc., Independent Electricity System Operator, Integro Ltd., Cast Iron Systems Inc., Pennsylvania Department of Education, National Arts Council, Palacios & Asociados Consorcio Logistico, Changhong Zarva Information Technology Products Co. Ltd., Shanghai Video Group and Elior Data.

    Integrated Activity Management (IAM)

    In Plumtree's annual analysis on the state of the corporate portal market, the June report revealed that CIOs at large enterprises rank portal projects among their highest spending priorities for 2005. It also substantiated an emerging industry consensus that portal technology is the delivery vehicle for a new generation of composite applications in a marketplace driven by the promise of service-oriented architectures (SOA).
    In the second quarter of 2005, Plumtree saw a continued rise in this trend with new customers creating and deploying IAM applications using the portal platform.
    Australia-based Dome Coffees selected Plumtree's portal framework and development environment to build new IAM applications that will help ease franchise owners' administration burdens, streamline business processes and underpin a strategy designed to grow franchise numbers by over 1,000 percent.
    In the past, Dome Coffees distributed franchise procedures and processes in paper manuals that were continuously updated by fax and stored in three-ring binders. However, with major expansion in the company's sights, Dome Coffees required a more sophisticated technology system to make a compelling proposition for potential franchisees. As a result, they deployed Plumtree's portal platform to automate business processes and consolidate information for their central support centre. Manual procedures, including customer feedback, site selection, field audits of cafe standards, inventory management and staff training, are now automated via Plumtree portal applications.

    Corporate Update

    In May, Plumtree opened EMEA Odyssey 2005 in the U.K., its first annual user conference for the region. The event provided an arena for Plumtree's customers, prospects and partners to exchange ideas on furthering innovation in portal technology. At the event, Plumtree customers shared how they earned significant return on investment
(ROI) on their advanced portal deployments as the role of portals expand from the assembly of enterprise content and information to a framework for building composite applications. Additionally, David Meyer, vice president of product management at Plumtree, participated in an industry panel discussion at the JavaOne Conference in San Francisco, where he debated portal best practices and market approaches alongside competing vendors.

    Synergy Alliance Update

    Plumtree announced a strategic partnership with Fuego(R), a leading provider of agile business process management (BPM) solutions. Plumtree will be an original equipment manufacturer (OEM) of the software suite, FuegoBPM(TM). With the addition of robust BPM functionality in Plumtree's portal platform, customers will be able to deploy composite applications designed to help automate and streamline processes, improve productivity and reduce IT and operational costs. Also, in this quarter, Plumtree partnered with Kapow Technologies, a Web integration company, for accelerating portlet creation and publishing in the portal framework. Additionally, Plumtree teamed with Theoris, a business intelligence software company, to bring business intelligence capabilities to Plumtree's corporate portal customers.

    Major Product Updates

    Plumtree announced its Enterprise Web Development Kit (EDK) extensions for integrating systems of records such as PeopleSoft, SAP and Siebel. This kit consists of code samples and templates to enable developers to rapidly create integration portlet services with the user interface of their choice. In turn, these portlets form service-oriented building blocks for creating composite applications which can be delivered through the Plumtree Corporate Portal.

    Industry Recognition

    Plumtree was positioned in the leaders quadrant in the "2005 Horizontal Portal Products Magic Quadrant" report conducted by Gartner, Inc. "Leaders" are vendors who are performing well today, have a clear vision of market direction, and are actively building competencies to sustain their leadership position in the market. The positioning in the leader quadrant by Gartner is a testament to Plumtree's continued innovation and success in creating portal solutions that effectively address the evolving needs of enterprises.

    Q3 2005 Financial Outlook

    Plumtree Software currently anticipates third quarter 2005 non-GAAP revenue to be between $24.5 million and $25.5 million. Third quarter 2005 non-GAAP net loss is currently expected to be between $0.01 and $0.04 per share, excluding amortization of deferred stock-based compensation estimated to be $35,000, and assuming an effective tax rate of 30% on net income, if any. For a discussion of factors that could cause actual results to differ materially from these targets, see "Safe Harbor Statement and Caution" below.

    Conference Call

    Interested parties can hear the conference call concerning Plumtree's financial results for the second quarter on Monday, August 8, 2005 at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) via live Webcast by visiting www.plumtree.com/ir, or alternatively, they may listen to a teleconference by calling 800-857-9600 domestically or 210-234-0000 internationally. The passcode for the teleconference is Plumtree. The Webcast replay of the call will be available at www.plumtree.com/ir from the conclusion of the initial Webcast until the release of Plumtree's third quarter 2005 financial results. An audio replay of the call will also be available until August 18, 2005. The dial-in number for the audio replay is 866-432-8780. The passcode for the audio replay is Plumtree.

    About Plumtree Software

    Plumtree Software is a technology leader, providing enterprise solutions to bridge disparate work groups, IT systems and business processes with its cross-platform portal. Plumtree Software continues to innovate, offering rich service-oriented environments to deliver composite applications that give customers the freedom and flexibility to support advanced user needs and business processes. Plumtree Software's solutions provide significant business value to more than 21 million users worldwide. Customers include Airbus, Mazda, Pratt & Whitney and U.S. Navy. For more information, visit www.plumtree.com.

    Plumtree is a registered trademark of Plumtree Software, Inc.
and/or its subsidiaries in the U.S. and/or other countries. All other registered and unregistered trademarks in this document are the sole property of their respective owners.

    Safe Harbor Statement and Caution

    This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include: statements regarding our current financial outlook for the third quarter of 2005; our expected revenue and net loss; anticipated positive trends in our business; our ability to close certain deals that were not completed in the second quarter of 2005; and continued growth and demand in our markets, including the markets for Integrated Activity Management applications. These forward looking statements are subject to numerous risks and uncertainties and actual results may vary materially. We may not achieve anticipated future operating results or the benefits expected from industry developments or our new product offerings. The markets for our products may not continue to grow. Our success depends on, among other factors, continued customer demand and interest in our current and new products; our ability to compete with our larger competitors, in an increasingly competitive and consolidating industry environment, that may have longer operating histories, more established product offerings and greater resources; and our success in building product pipeline, improving sales execution and achieving growth. Other risks and uncertainties include risks associated with the ongoing GSA review process, and our internal investigation into the "Price Reductions" clause of the GSA contract, an uncertain general economic environment; adverse conditions in worldwide IT spending trends; failure to expand our customer base; the impact of increasing competition; the length and complexity of Plumtree's sales cycle; the success of major version releases, new platforms, applications and tools; the ability of our customers to deploy our products successfully and their willingness to act as references; changes in the needs and priorities of existing and potential customers; failure to manage technological change; our ability to expand into and within global markets; our ability to manage costs; our ability to provide a return on investment to our customers; the impact of geopolitical conflicts and events; and those other risks and uncertainties contained in the Company's most recent Annual Report filed with the Securities and Exchange Commission ("SEC") on Form 10-K, and all subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov. We undertake no obligation following the date of this release to update or revise our forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date such statements are made. Past performance is not indicative of future results. We cannot guarantee any future operating results, activity, performance or achievement.
    Each third party opinion or survey results noted in this release contains only one subjective evaluation of a technology market, representing marketplace characteristics at a given time and are subject to change without notice. These results and opinions should not be deemed to be an endorsement of Plumtree or any of its products or any other company or product. Any analyst opinion or survey represents only one of many information sources available and decision-makers should not rely solely on any one evaluation. Industry surveys and published analyst opinions are not an indication of future results. We caution you not to place undue reliance upon any survey or analyst report.

    Use of GAAP and Non-GAAP Results

    Plumtree's management believes that a presentation of revenues excluding the effect of contingent contract reserves and operating costs and expenses excluding amortization of deferred stock-based compensation, amortization of acquired technology and charges related to restructuring, and assuming a fixed effective tax rate, provides a meaningful basis for evaluating our revenue and underlying cost and expense levels. Presentation of non-GAAP net income (loss) and earnings per share information provides greater comparability of Plumtree's financial results against historical results as well as those of other enterprise software companies and financial models of securities analysts. A reconciliation of non-GAAP results to GAAP results is provided in the financial tables below.


                       PLUMTREE SOFTWARE, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)
                             (unaudited)

                                        Three Months     Six Months
                                            Ended           Ended
                                           June 30,        June 30,
                                         2005    2004    2005    2004
                                       ------- ------- ------- -------

Revenue:
   License                              7,396   7,911  17,387  14,782
   Service and maintenance             15,075  11,557  29,661  22,408

   Contingent contract reserve         (1,543)      -  (1,543)      -
                                       ------- ------- ------- -------
   Total revenue                       20,928  19,468  45,505  37,190

Cost of revenue:
   License                                114     422     283     850
   Service and maintenance              5,771   4,638  11,337   8,756
   Amortization of stock-based
    compensation & acquired technology      5     425       6     872
                                       ------- ------- ------- -------
   Total cost of revenue                5,890   5,485  11,626  10,478
                                       ------- ------- ------- -------

   Gross margin                        15,038  13,983  33,879  26,712

Operating expenses:
   Research and development             6,344   5,886  12,933  11,395
   Sales and marketing                  8,166   8,623  17,476  16,635
   General and administrative           2,842   2,752   5,548   5,139
   Restructuring charges                    -     307       -     307
   Amortization of stock-based
    compensation                           17     103      19     287
                                       ------- ------- ------- -------
   Total operating expenses            17,369  17,671  35,976  33,763
                                       ------- ------- ------- -------

   Loss from operations                (2,331) (3,688) (2,097) (7,051)

   Interest and other income, net         388     140     590     289
                                       ------- ------- ------- -------

   Loss before income taxes            (1,943) (3,548) (1,507) (6,762)

   Provision for income taxes             259     139     437     301
                                       ------- ------- ------- -------

   Net loss                            (2,202) (3,687) (1,944) (7,063)
                                       ======= ======= ======= =======

Net loss per share:
   Basic and diluted                    (0.07)  (0.12)  (0.06)  (0.22)
                                       ======= ======= ======= =======

Shares used to compute net loss per
 share:
   Basic and diluted                   33,103  31,882  32,938  31,680
                                       ======= ======= ======= =======


                       PLUMTREE SOFTWARE, INC.
     NON GAAP(a) CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)
                             (unaudited)
              /--------------- Non GAAP ---------------/

                                        Three Months     Six Months
                                            Ended           Ended
                                          June 30,        June 30,
                                         (unaudited)     (unaudited)
                                         2005    2004    2005    2004
                                       ------- ------- ------- -------
Revenue:
   License                              7,396   7,911  17,387  14,782
   Service and maintenance             15,075  11,557  29,661  22,408
                                       ------- ------- ------- -------
   Total revenue                       22,471  19,468  47,048  37,190

Cost of revenue:
   License                                114     422     283     850
   Service and maintenance              5,771   4,638  11,337   8,756
                                       ------- ------- ------- -------
   Total cost of revenue                5,885   5,060  11,620   9,606
                                       ------- ------- ------- -------

   Gross margin                        16,586  14,408  35,428  27,584

Operating expenses:
   Research and development             6,344   5,886  12,933  11,395
   Sales and marketing                  8,166   8,623  17,476  16,635
   General and administrative           2,842   2,752   5,548   5,139
                                       ------- ------- ------- -------
   Total operating expenses            17,352  17,261  35,957  33,169
                                       ------- ------- ------- -------

   Non GAAP loss from operations         (766) (2,853)   (529) (5,585)

   Interest and other income, net         388     140     590     289
                                       ------- ------- ------- -------

   Non GAAP income (loss) before
    income taxes                         (378) (2,713)     61  (5,296)

   Non GAAP income taxes(b)                 -       -      18       -
                                       ------- ------- ------- -------

   Non GAAP net income (loss)            (378) (2,713)     43  (5,296)
                                       ======= ======= ======= =======

Non GAAP net income (loss) per share:
   Basic                                (0.01)  (0.09)   0.00   (0.17)
                                       ======= ======= ======= =======

   Diluted                              (0.01)  (0.09)   0.00   (0.17)
                                       ======= ======= ======= =======

Shares used to compute net income
 (loss) per share:
   Basic                               33,103  31,882  32,938  31,680
                                       ======= ======= ======= =======

   Diluted                             33,103  31,882  35,849  31,680
                                       ======= ======= ======= =======

(a) Non GAAP Statements of Operations excludes $1,543, $0, $1,543 and $0 of contingent contract reserve, respectively, $22, $134, $25 and $371 of amortization of stock based compensation, respectively and $0, $394, $0 and $788 of amortization of acquired technology, respectively. In addition, the Non GAAP Statement of Operations for the three months and the six months ended June 30, 2004 excludes $307 of restructuring costs.

(b) Assumes an annualized effective tax rate of 30% on net income, if any.


                         PLUMTREE SOFTWARE, INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                             (in thousands)
                               (unaudited)

                                                      As of    As of
                                                       June   December
                                                        30,     31,
                                                       2005     2004
                                                     -------- --------

                                 ASSETS
Current assets:
   Cash, cash equivalents and short-term investments $67,966  $65,034
   Accounts receivables, net of allowances            17,591   20,552
   Other current assets                                3,054    2,313
                                                     -------- --------
   Total current assets                               88,611   87,899

   Property and equipment, net                         2,453    2,532

   Other long-term assets                                312      380

                                                     -------- --------
                                                     $91,376  $90,811
                                                     ======== ========

                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                   $2,291   $1,841
   Accrued and other current liabilities              14,920   14,944
   Deferred revenues                                  20,631   20,804
                                                     -------- --------
   Total current liabilities                          37,842   37,589

   Long-term liabilities                               2,171    2,216
                                                     -------- --------

   Total Liabilities                                  40,013   39,805

   Total Stockholders' Equity                         51,363   51,006
                                                     -------- --------

                                                     -------- --------
                                                     $91,376  $90,811
                                                     ======== ========


    CONTACT: Plumtree Software
             Marissa Lee, 415-399-7109 (Press)
             Marissa.Lee@plumtree.com
             or
             Market Street Partners
             JoAnn Horne, 415-445-3234 (Investors)
             joann@marketstreetpartners.com
             Rob Walker, 415-445-3234 (Investors)
             rwalker@marketstreetpartners.com